Exhibit 32.1

Certification of CEO Pursuant to 18 U.S.C. Section 1350

(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the quarterly report on Form 10-Q of PGT Innovations, Inc. (the “Company”) for the quarterly period ended September 28, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey T. Jackson, as President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey T. Jackson
Jeffrey T. Jackson
President and Chief Executive Officer

Date: November 7, 2019

A signed original of this written statement required by Section 906 has been provided to PGT Innovations, Inc. and will be retained by PGT Innovations, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.